EXHIBIT 99.1

Exponent Reports Third Quarter 2026 Financial Results

MENLO PARK, Calif., Oct. 29, 2026 (GLOBE NEWSWIRE) -- Exponent, Inc. (Nasdaq: EXPO) today reported financial results for the third quarter of fiscal year 2026 ended October 2, 2026.

“Exponent delivered another strong quarter, with double-digit growth in revenues and earnings, reflecting continued demand for our specialized, integrated engineering and scientific expertise,” stated Dr. Catherine Corrigan, Chief Executive Officer. “User research studies continued to be a strong contributor to our growth, as clients move quickly to understand how people interact with technology across a widening range of devices and applications. Reactive work also grew, on top of a strong prior-year quarter, with increased dispute-related and failure analysis demand in the chemical, consumer products and transportation industries.

“These results reflect the durable, long-term trends shaping our business, including rapid technological innovation, increasing complexity, investment in critical infrastructure, and rising societal expectations for safety and reliability. As artificial intelligence and other digital technologies become increasingly embedded into physical systems, the digital and physical worlds are converging. Exponent is differentiated at that convergence, where data and computation meet real-world evidence, and where technology must ultimately work for the user. Our multidisciplinary scientists and engineers bring together deep domain expertise, scientific rigor, and an understanding of complex physical systems to help clients innovate with confidence, solve their most challenging problems, and manage high-consequence risk,” Dr. Corrigan continued.

Third Quarter Financial Results

Total revenues and revenues before reimbursements for the third quarter of 2026 increased 18% to $173.7 million and 12% to $153.1 million, respectively, as compared to $147.1 million and $137.1 million in the third quarter of 2025.

Net income increased to $30.9 million, or $0.64 per diluted share, in the third quarter of 2026, as compared to $28.0 million, or $0.55 per diluted share, in the same period of 2025. The tax benefit associated with share-based awards was immaterial in both the third quarter of 2026 and 2025. Inclusive of the tax benefit, Exponent’s consolidated tax rate was 28.0% in the third quarter of 2026, as compared to 27.4% for the same period in 2025.

EBITDA1 increased to $45.0 million, or 29.4% of revenues before reimbursements, in the third quarter of 2026, as compared to $38.8 million, or 28.3% of revenues before reimbursements in the third quarter of 2025.

Year to Date Financial Results

Total revenues and revenues before reimbursements for the first three quarters of 2026 increased 18% to $511.6 million and 11% to $453.7 million, respectively, as compared to $434.6 million and $407.4 million in the same period of 2025.

Net income increased to $89.9 million, or $1.83 per diluted share, through the first three quarters of 2026, as compared to $81.2 million, or $1.58 per diluted share, in the same period of 2025. During the first three quarters of 2026, we realized a negative tax impact associated with share-based awards of $0.8 million, as compared to $0.4 million during the same period one year ago. Inclusive of the tax impact associated with share-based awards, Exponent’s consolidated tax rate was 28.7% through the first three quarters of 2026, as compared to 28.2% for the same period last year.

EBITDA1 increased to $130.8 million, or 28.8% of revenues before reimbursements, through the first three quarters of 2026, as compared to $113.4 million, or 27.8% of revenues before reimbursements, in the same period of 2025.

Through the first three quarters of 2026, Exponent paid $46.1 million in dividends, repurchased $146.1 million of common stock, and closed the period with $114.7 million in cash and cash equivalents.

In a separate press release today, Exponent announced its quarterly cash dividend of $0.31 to be paid on December 18, 2026, and reiterated its intent to continue to pay quarterly dividends.

Business Overview

Exponent’s engineering and other scientific segment represented 85% of the Company’s revenues before reimbursements in the third quarter and through the first three quarters of 2026. Revenues before reimbursements in this segment increased 13% in the third quarter and through the first three quarters of 2026, as compared to the prior year period. Growth during the quarter was driven by strong user research activity spanning a broad set of challenges, including health applications, dynamic and unstructured real-world environments, and sensory perception. Dispute-related services involving chemical facilities, consumer products and advanced transportation technologies also drove growth in the quarter, as clients rely on Exponent in critical, high-stakes situations.

Exponent’s environmental and health segment represented 15% of the Company’s revenues before reimbursements in the third quarter and through the first three quarters of 2026. Revenues before reimbursements in this segment increased 3% in the third quarter and 4% through the first three quarters of 2026, as compared to the prior year period. Growth in this segment was driven by increased projects assessing the effects of chemicals on human health and the environment.

Business Outlook

“Our ability to scale our operating model in response to market demand resulted in 77% utilization and expanded profitability during the third quarter of 2026. We are encouraged by the market opportunities across the industries we serve and continue to strategically build upon our diversified portfolio of talent and capabilities,” commented Eric Anderson, Chief Financial Officer. “As we close out 2026, we are raising our full-year revenue and margin guidance, reflecting the strength of our year-to-date performance and our outlook for the remainder of the year. Looking ahead, we remain confident in Exponent’s long-term growth trajectory and our ability to capitalize on the strong demand for our differentiated expertise.”

For the fourth quarter of fiscal 2026 as compared to the same period one year prior, Exponent anticipates:

  Revenues before reimbursements to grow 8% to 10%; and,
  EBITDA1 to be 26.3% to 26.8% of revenues before reimbursements.

For the full fiscal year 2026 as compared to fiscal year 2025, Exponent anticipates:

  Revenues before reimbursements to grow 10% to 11%; and,
  EBITDA1 to be 28.0% to 28.3% of revenues before reimbursements.

“Rapid innovation continues to reshape industries as companies race to make physical products more intelligent, while expectations for safety, reliability, and performance continue to rise. Exponent is built for this moment. We help clients navigate these increasingly complex challenges, whether validating AI-enabled systems, strengthening critical infrastructure, or understanding how people interact with the technologies around them. Across these areas, our integrated platform brings the scientific and engineering expertise needed to deliver explainability, clarity, and trust. This distinctive ecosystem, together with strong long-term growth drivers, positions Exponent to deliver sustainable value for our clients and shareholders,” concluded Dr. Corrigan.

Today's Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, Thursday, October 29, 2026, starting at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. The audio of the conference call is available by dialing (844) 481-2781 or (412) 317-0672. A live webcast of the call will be available on the Investor Relations section of the Company's website at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent website, or by dialing (855) 669-9658 or (412) 317-0088 and entering passcode 5957331#.

Use of non-GAAP Financial Measures 1

EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation, and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income, and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present, and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

Exponent has provided its outlook regarding EBITDA as a percentage of revenues before reimbursements. The Company has not reconciled this non-GAAP financial measure to the corresponding GAAP financial measure because guidance for the various reconciling items is not provided and the Company is unable to estimate with reasonable certainty the effect of these items without unreasonable effort. For example, the Company is unable to estimate with reasonable certainty the impact of equity awards on Exponent’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on Exponent’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

About Exponent

Exponent brings together 90+ technical disciplines and 950+ consultants to help our clients navigate the increasing complexity of more than a dozen industries, connecting decades of pioneering work in failure analysis to develop solutions for a safer, healthier, more sustainable world.

Exponent’s consultants deliver the highest value by leveraging multidisciplinary expertise and resources from across Exponent’s offices in North America, Asia, and Europe. Exponent’s consultants, laboratories, databases, and computing resources work seamlessly together around the globe, enabling us to produce the breakthrough insights needed to help multinational companies, startups, law firms, insurance companies, governments, and society respond to incidents and push their products and processes forward.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

Forward Looking Statements

This news release contains, and incorporates by reference, certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended) that are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. When used in this document and in the documents incorporated herein by reference, the words “intend,” “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in generally applicable and industry-specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading “Risk Factors” and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

Source: Exponent, Inc.

EXPONENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters Ended October 2, 2026 and October 3, 2025
(unaudited)
(in thousands, except per share data)

	Quarter Ended		Nine Months Ended
	October 2,	October 3,	October 2,	October 3,
	2026	2025	2026	2025

Revenues
Revenues before reimbursements	$153,063	$137,073	$453,740	$407,378
Reimbursements	20,670	10,047	57,908	27,211

Revenues	173,733	147,120	511,648	434,589

Operating expenses
Compensation and related expenses	90,038	87,726	282,018	261,103
Other operating expenses	13,814	12,655	39,504	36,822
Reimbursable expenses	20,670	10,047	57,908	27,211
General and administrative expenses	7,334	7,654	20,940	18,806
	131,856	118,082	400,370	343,942

Operating income	41,877	29,038	111,278	90,647

Other income (expense), net
Interest income, net	668	2,312	3,102	7,370
Miscellaneous income (expense), net	448	7,267	11,718	15,175
	1,116	9,579	14,820	22,545

Income before income taxes	42,993	38,617	126,098	113,192

Income taxes	12,050	10,573	36,191	31,945

Net income	$30,943	$28,044	$89,907	$81,247

Net income per share:
Basic	$0.64	$0.55	$1.84	$1.59
Diluted	$0.64	$0.55	$1.83	$1.58

Shares used in per share computations:
Basic	48,131	50,872	48,891	51,113
Diluted	48,422	51,179	49,195	51,454

EXPONENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
October 2, 2026 and January 2, 2026
(unaudited)
(in thousands)

	October 2,	January 2,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$114,689	$221,930
Accounts receivable, net	209,604	181,507
Prepaid expenses and other assets	28,976	24,143
Total current assets	353,269	427,580
Property, equipment and leasehold improvements, net	69,900	71,981
Operating lease right-of-use asset	68,208	73,376
Goodwill	8,607	8,607
Other assets	193,092	195,975
	$693,076	$777,519

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$34,733	$30,942
Accrued payroll and employee benefits	121,993	121,302
Deferred revenues	18,503	18,868
Operating lease liability	6,533	6,890
Total current liabilities	181,762	178,002
Other liabilities	128,822	133,232
Operating lease liability	74,606	75,944
Total liabilities	385,190	387,178

Stockholders' equity:
Common stock	66	66
Additional paid-in capital	392,784	369,747
Accumulated other comprehensive loss	(2,496)	(2,290)
Retained earnings	712,318	668,423
Treasury stock, at cost	(794,786)	(645,605)
Total stockholders' equity	307,886	390,341
	$693,076	$777,519

EXPONENT, INC.
EBITDA and EBITDAS (1)
For the Quarters Ended October 2, 2026 and October 3, 2025
(unaudited)
(in thousands)

	Quarter Ended		Nine Months Ended
	October 2,	October 3,	October 2,	October 3,
	2026	2025	2026	2025

Net Income	$30,943	$28,044	$89,907	$81,247

Add back (subtract):

Income taxes	12,050	10,573	36,191	31,945
Interest income, net	(668)	(2,312)	(3,102)	(7,370)
Depreciation and amortization	2,651	2,532	7,844	7,544

EBITDA (1)	44,976	38,837	130,840	113,366

Stock-based compensation	6,694	5,341	22,432	18,767

EBITDAS (1)	$51,670	$44,178	$153,272	$132,133

(1) EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.